Exhibit 21.1

GENERAL CABLE CORPORATION AND SUBSIDIARIES
List of Subsidiaries

Name	Jurisdiction of Incorporation
Alambres y Cables de Panama S.A.	Panama
Alcave Venezuela C.C.A.	Venezuela
Alcave Venezuela, S.L.	Venezuela
Alcap Comercial, S.A.	Panama
Alcave Trading	Venezuela
Cables Electricos Ecuatorianos C.A.	Ecuador
Cahosa, S.A.	Panama
Cobre Cerrillos, S.A.	Chile
Cobre Colada Continua CA	Venezuela
Cocesa Ingenieria y Construccion S.A.	Chile
Condel-Fabrica de Contudores Electricos de Angola SARL	Angola
Conducen Phelps Dodge Central Americas — El Salvador, S.A. de C.V.	El Salvador
Conducen, SRL	Costa Rica
Dominion Wire and Cables Ltd.	Fiji
E.C.N. Cable Group, S.L.	Spain
Electroconductores de Honduras, S.A. de C.V.	Honduras
Entreprise des Industries du Cable de Biskra SPA	Algeria
GC Global Holdings, Inc.	USA (Delaware)
GC Latin America Holdings, S.L.	Spain
GC Specialty & Automotive	Mauritius
GCNZ India Cable 1 Limited	New Zealand
GCNZ India Cable 2 Limited	New Zealand
General Cable (Jiangyin) Co. Ltd.	China
General Cable Asia Pacific Limited	New Zealand
General Cable Australia Pty. Ltd.	Australia
General Cable Automotive Europe, SAS	France
General Cable Automotriz, S.A. de C.V.	Mexico
General Cable Botswana (Proprietary) Limited	Botswana
General Cable Caribbean	Dominican Republic
General Cable Celcat, Energia e Telecomunicacoes SA	Portugal
General Cable Commerce and Trading (Shanghai) Co. Ltd.	China
General Cable Company	Canada (Nova Scotia)
General Cable Condel Cabos de Energia e Telecommunicoes SA	Angola
General Cable Corporation	USA (Delaware)
General Cable de Mexico del Norte, S.A. de C.V.	Mexico
General Cable do Brasil Ltda.	Brazil
General Cable Egypt S.A.E	Egypt
General Cable Energy India Private Ltd.	India
General Cable Holdings (Spain) S.L.	Spain
General Cable Holdings Netherlands C.V.	Netherlands
General Cable Holdings New Zealand	New Zealand
General Cable Holdings (UK) Limited	England
General Cable Industries, Inc.	USA (Delaware)
General Cable Industries, LLC	USA (Delaware)
General Cable Investments, SGPS SA	Madeira
General Cable Italia Sarl (Italy)	Italy
General Cable Maroc Sarl	Morocco

Exhibit 21.1

List of Subsidiaries (continued)

Name	Jurisdiction of Incorporation
General Cable Middle East	Mauritius
General Cable de Mexico, S.A. de C.V.	Mexico
General Cable New Zealand Limited	New Zealand
General Cable Norge A/S	Norway
General Cable Oman, LLC	Oman
General Cable Overseas Holdings, LLC	USA (Delaware)
General Cable Phoenix South Africa Pty. Ltd.	South Africa
General Cable Services Europe Limited	England
General Cable Sistemas S.A.	Spain
General Cable Superconductors Investments Limited	New Zealand
General Cable Superconductors Limited	New Zealand
General Cable Technologies Corporation	USA (Delaware)
General Cable Trading	Mauritius
General Cable Trinidad Limited	Trinidad & Tobago
General Cable UK Pension Trustee Limited	England
GK Technologies, Inc.	USA (New Jersey)
Green Belle Arbor, LLC	USA (Delaware)
Grupo General Cable Sistemas, S.A.	Spain
Marathon Manufacturing Holdings, Inc.	USA (Delaware)
Metal Fabricators of Zambia PLC	Zambia
National Cables (Pty) Ltd.	South Africa
Norddeutsche Seekabelwerke (Kenya) Limited	Kenya
Norddeutsche Seekabelwerke GmBH	Germany
Nostag GmbH & Co. KG	Germany
NSW Technology Limited	Scotland
Pakistan Cables Limited	Pakistan
PDIC Colombia, S.A.	Colombia
PD Energy International Corporation	Philippines
PD Wire & Cable Sales Corporation	USA (Delaware)
PDIC Mexico, S.A. de C.V.	Mexico
PDIC Peru S.A.C.	Peru
Phelps Dodge Africa Cable Corporation	USA (Delaware)
Phelps Dodge Centro America Honduras, S.A. de C.V.	Honduras
Phelps Dodge Centro America, SA Nicaragua	Nicaragua
Phelps Dodge Enfield Corporation	USA (Delaware)
Phelps Dodge International (Thailand) Ltd.	Thailand
Phelps Dodge International Brasil, Ltda.	Brazil
Phelps Dodge International Corporation	USA (Delaware)
Phelps Dodge International Philippines, Inc.	Philippines
Phelps Dodge National Cables Corporation	USA (Delaware)
Phelps Dodge Philippines Energy Products Corporation	Philippines
Phelps Dodge Yantai Cable Company, Ltd.	China
Phelps Dodge Yantai China Holdings, Inc.	Cayman Islands
Proveedora de Cables Y Alambres PDCA Guatemala, S.A.	Guatemala
Racamita Participacoes Ltda.	Brazil
Servicios Latinoamericanos, S.A. de C.V.	Mexico
Silec Cable, S.A.S.	France
YA Holdings, Ltd.	Cayman Islands